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As filed with the Securities and Exchange Commission on October     , 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933

MICROCHIP TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	86-062904
(State of Incorporation)	(I.R.S. Employer Identification No.)

2355 W. Chandler Blvd., Chandler, AZ 85224
(Address of Principal Executive Offices, Including Zip Code)

MICROCHIP TECHNOLOGY INCORPORATED
2001 Employee Stock Purchase Plan
(Full Titles of the Plans)

Steve Sanghi
President, Chief Executive Officer and Chairman of the Board
MICROCHIP TECHNOLOGY INCORPORATED
2355 W. Chandler Boulevard, Chandler, Arizona 85224
(480) 792-7200
(Telephone Number, Including Area Code, of Agent for Service)

        This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities begin as soon as reasonably practicable after such effective date.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.001 par value per share:
2001 Employee Stock Purchase Plan	975,000(1)	$24.20(2)	$20,055,750(2)	$1,622.51

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2001 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Microchip Technology Incorporated. Associated with the Common Stock are common stock purchase rights which will not be exercisable or be evidenced separately from the Common Stock prior to the occurrence of certain events.

(2)
Calculated solely for purposes of this offering based on the terms of the 2001 Employee Stock Purchase Plan and Rule 457(h) of the Securities Act of 1933, as amended, on the basis of 85% of the average of the high and low prices reported on the Nasdaq National Market on September 30, 2003 (the "Market Price").

PART II
Information Required In The Registration Statement

        Microchip Technology Incorporated (the "Registrant" or the "Company") hereby incorporates by reference into this Registration Statement, pursuant to general Instruction "E" to Form S-8, the contents of the Registration Statement on Form S-8 (No. 333-73506) filed with the SEC on November 16, 2001 and the contents of the Registration Statement on Form S-8 (No. 333-99655) filed with the SEC on September 17, 2002.

Item 3.    Incorporation of Documents By Reference.

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by the Registrant with the SEC:

  (1)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2003, filed with the SEC on June 5, 2003.

  (2)
  The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the SEC on August 12, 2003.

  (3)
  The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on February 5, 1995, including any amendment or report updating such description.

  (4)
  The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on February 5, 1993, including any amendment or report updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.    Exhibits.

Exhibit No.	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
10.1	2001 Employee Stock Purchase Plan, as amended through August 15, 2003
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of KPMG LLP, Independent Auditors
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation is contained in Exhibit 5.1
24.1	Power of Attorney. Reference is made to Page II-2 of this Registration Statement

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chandler, State of Arizona, on October 3, 2003.

MICROCHIP TECHNOLOGY INCORPORATED
By:	/s/ STEVE SANGHI Steve Sanghi President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steve Sanghi and J. Eric Bjornholt, and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ STEVE SANGHI Steve Sanghi	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 3, 2003
/s/ GORDON W. PARNELL Gordon W. Parnell	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	October 3, 2003
/s/ MATTHEW W. CHAPMAN Matthew W. Chapman	Director	October 3, 2003

/s/ ALBERT J. HUGO-MARTINEZ Albert J. Hugo-Martinez	Director	October 3, 2003
/s/ L. B. DAY L. B. Day	Director	October 3, 2003
/s/ WADE F. MEYERCORD Wade F. Meyercord	Director	October 3, 2003

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
10.1	2001 Employee Stock Purchase Plan, as amended through August 15, 2003
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of KPMG LLP, Independent Auditors
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation is contained in Exhibit 5.1
24.1	Power of Attorney. Reference is made to Page II-2 of this Registration Statement

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PART II Information Required In The Registration Statement
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX